Exhibit 4.1

THIRTEENTH AMENDMENT
to
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This THIRTEENTH AMENDMENT to AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March ___, 2004, by and among GEHL COMPANY, a Wisconsin corporation, GEHL POWER PRODUCTS, INC., a South Dakota corporation (“Gehl Power Products”), COMPACT EQUIPMENT ATTACHMENTS INC., a Wisconsin corporation (“Compact Equipment Attachments”), HEDLUND-MARTIN, INC., a Pennsylvania corporation (“Hedlund”), and MUSTANG MANUFACTURING COMPANY, INC., a Minnesota corporation (“Mustang Manufacturing”) (separately and collectively, “Borrower”) and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION (formerly Deutsche Financial Services Corporation) and GE COMMERCIAL DISTRIBUTION FINANCE CANADA INC. (formerly Deutsche Financial Services Canada Corporation) (separately and collectively, “Lender”).

Recitals:

A.	Borrower and Lender (or their respective predecessors in interest) are party to that Amended and Restated Loan and Security Agreement dated as of October 1, 1994 (as it has been and may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the “Loan Agreement”).

B.	Borrower and Lender desire to amend the Loan Agreement and clarify certain agreements and understanding among them on the terms and conditions set forth herein

Amendment

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby amend the Loan Agreement as follows:

1.     Definitions.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement. All references to the “Agreement” in the Loan Agreement and in this Amendment shall be deemed to be references to the Loan Agreement as it is amended hereby and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time.

2.     Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date first above written if this Amendment has been duly executed by all parties hereto.

3.     Joinder of Gehl Power Products, Inc., a South Dakota Corporation.  Borrower represents and warrants to Lender that Gehl Power Products was formed on December 29, 1997 and that Gehl Power Products, Inc., a Wisconsin corporation (“Gehl Power Products Wisconsin”), was dissolved on January 6, 1998. Borrower acknowledges and agrees that Gehl Power Products was intended to succeed to all of the interests and liabilities of Gehl Power Products Wisconsin and that this has been the understanding of the parties since the formation of Gehl Power Products and the dissolution of Gehl Power Products Wisconsin. Gehl Power Products hereby assumes all of the Obligations of Gehl Power Products Wisconsin under the Loan Agreement and the Other Agreements, as if Gehl Power Products had executed the Loan Agreement and the Other Agreements. Gehl Power Products hereby joins the Loan Agreement and the Other Agreements as a borrower and is included within the definition of “Gehl Company” under the Loan Agreement, and acknowledges and agrees that it is jointly and severally liable for all of the Obligations. To secure Gehl Company’s payment of the Obligations and to secure Gehl Company’s performance of all of the provisions under the Loan Agreement and the Other Agreements, Gehl Power Products hereby grants Lender a security interest in the Collateral. Gehl Power Products acknowledges that it has received a copy of the Loan Agreement and all of the Other Agreements.

4.     Correct Name of Mustang Manufacturing.  Borrower acknowledges and agrees that the true and correct name of Mustang Manufacturing is “Mustang Manufacturing Company, Inc.”. Mustang Manufacturing hereby ratifies the Loan Agreement and all of the Other Agreements, even though its name was incorrectly stated in certain amendments to the Loan Agreement and certain Other Agreements as “Mustang Manufacturing, Inc.” The parties acknowledge that any references in the Loan Agreement or the Other Agreements to “Mustang Manufacturing, Inc.” were scrivener’s errors and are deemed to be references to “Mustang Manufacturing Company, Inc.”

5.     Correct Name of Hedlund.  Borrower acknowledges and agrees that the true and correct name of Hedlund is “Hedlund-Martin, Inc.” Hedlund hereby ratifies the Loan Agreement and all of the Other Agreements, even though its name was incorrectly stated in certain amendments to the Loan Agreement and certain Other Agreements as “Hedlund Martin, Inc.” The parties acknowledge that any references in the Loan Agreement or the Other Agreements to “Hedlund Martin, Inc.” were scrivener’s errors and are deemed to be references to “Hedlund-Martin, Inc.”

6.     Correct Name of Compact Equipment Attachments.  Borrower acknowledges and agrees that the true and correct name of Compact Equipment Attachments is “Compact Equipment Attachments Inc.” Compact Equipment Attachments hereby ratifies the Loan Agreement and all of the Other Agreements, even though its name was incorrectly stated in certain amendments to the Loan Agreement and certain Other Agreements as “Compact Equipment Attachments, Inc.” The parties acknowledge that any references in the Loan Agreement or the Other Agreements to “Compact Equipment Attachments, Inc.” were scrivener’s errors and are deemed to be references to “Compact Equipment Attachments Inc.”

7.     Lender’s Name Change.  Borrower acknowledges and agrees that Deutsche Financial Services Corporation has changed its name to GE Commercial Distribution Finance Corporation and that all references in the Loan Agreement and the Other Agreements to “Deutsche Financial Services Corporation” or “ITT Commercial Finance Corp.” shall be deemed to be references to “GE Commercial Distribution Finance Corporation”. Borrower acknowledges and agrees that Deutsche Financial Services Canada Corporation has changed its name to GE Commercial Distribution Finance Canada Inc. and that all references in the Loan Agreement and the Other Agreements to “Deutsche Financial Services Canada Corporation” or “ITT Commercial Finance, a Division of ITT Industries of Canada, Inc.” shall be deemed to be references to “GE Commercial Distribution Finance Canada Inc.”.

8.     Effect of Amendment.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Other Agreements, nor constitute a waiver of any provision of the Loan Agreement, any of the Other Agreements or any existing Default, nor act as a release or subordination of the security interests of Lender. Each reference in the Loan Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Loan Agreement as amended by this Amendment.

9.     Representations and Warranties.  Borrower hereby represents and warrants to Lender as of the date hereof that (i) this Amendment has been duly authorized by Borrower’s Board of Directors pursuant to authority duly granted by Borrower’s Board of Directors, (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Amendment which have not been obtained, (iii) this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles, (iv) all of the representations and warranties contained in the Loan Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment, except that with respect to the representations and warranties made regarding financial data in the Loan Agreement, such representations and warranties are hereby made with respect to the most recent financial statements and the other financial data (in the form required by the Loan Agreement) delivered by Borrower to Lender, and (v) there exists no Default under the Loan Agreement.

10.     Reaffirmation.  Borrower hereby acknowledges and confirms that (i) the Other Agreements remain in full force and effect, (ii) the Loan Agreement is in full force and effect, (iii) Borrower has no defenses to its obligations under the Loan Agreement and the Other Agreements, (iv) the security interests of Lender secure all the Obligations under the Loan Agreement as amended by this Amendment and the Other Agreements, continue in full force and effect and have the same priority as before this Amendment, and (v) Borrower has no claim against Lender arising from or in connection with the Loan Agreement or the Other Agreements.

11.     Governing Law.  This Amendment has been executed and delivered in St. Louis, Missouri, and shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

12.     Section Titles.  The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

13.     Counterparts; Facsimile Transmissions.  This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

14.     Incorporation by Reference.  Borrower and Lender hereby agree that all of the terms of the Loan Agreement and the Other Agreements are incorporated in and made a part of this Amendment by this reference.

15.     Statutory Notice.  The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Agreement and the Other Agreements or this Amendment:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT.

[signature pages follow]

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

GEHL COMPANY
By:	/s/ Kenneth P. Hahn
Name:	Kenneth P. Hahn
Title:	Vice President

GEHL POWER PRODUCTS, INC.
By:	/s/ Kenneth P. Hahn
Name:	Kenneth P. Hahn
Title:	Vice President

COMPACT EQUIPMENT ATTACHMENTS INC.
By:	/s/ Kenneth P. Hahn
Name:	Kenneth P. Hahn
Title:	Vice President

HEDLUND-MARTIN, INC.
By:	/s/ Kenneth P. Hahn
Name:	Kenneth P. Hahn
Title:	Vice President

MUSTANG MANUFACTURING COMPANY, INC.
By:	/s/ Kenneth P. Hahn
Name:	Kenneth P. Hahn
Title:	Vice President

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
By:	/s/ J. Kinkenon
Name:	J. Kinkenon
Title:	Vice President

GE COMMERCIAL DISTRIBUTION FINANCE CANADA INC.
By:	/s/ W.C. Blight
Name:	W.C. Blight
Title:	Senior Vice President

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